Exhibit 99

HORIZON OFFSHORE ISSUES UPDATE

HOUSTON--(December 19, 2003)--Horizon Offshore, Inc. (NASDAQ: HOFF) today announced that it expects to record an asset impairment charge in the fourth quarter as a result of the impairment of several of its marine construction vessels. Management has determined that, based on current and expected utilization levels the value of the Phoenix Horizon, three of its small construction vessels, and a cargo barge has been impaired. The impairment of the Phoenix Horizon is a result of management's determination not to make capital improvements to it that are required to place the vessel into service due to the availability of other operational assets. The impairment of the other vessels and the cargo barge is a result of the sustained difficult economic environment and depressed market for the marine construction industry throughout 2003 that has resulted in a decline in the utilization of Horizon's vessels. The Company expects this decline in vessel utilization to continue into 2004. As a result of these actions, the Company expects to recognize in the fourth quarter a non-cash charge that is currently estimated to be between $16 million and $20 million on a pre-tax basis.

"Streamlining our operations by eliminating or revaluing underperforming assets is another example of how our focus on value chain management should improve our performance." said Bill J. Lam, Horizon's Chief Executive Officer. "This should place us in a better position to concentrate on our core business and achieve the goals we have established in our business plan."

Horizon also reported that it continues its efforts to collect its outstanding claims against Pemex. After satisfying Pemex's rigid requirements to submit its claims, the Company is now negotiating with Pemex to resolve them. While the Company believes it is entitled to collect more than the amount of the claims it has recorded for financial reporting purposes, there is a risk that the Company will not collect the full amount of these claims. The Company believes that its negotiations will be completed, and that it will collect the negotiated amount in the first quarter of 2004. Upon the earliest to occur of the collection of any amounts from Pemex or January 31, 2004, Horizon will be required to reduce its borrowing capacity under two of its existing revolving credit facilities from an aggregate of $50 million to $20 million. Due to the possibility that Horizon may be unable to complete its negotiations with Pemex by January 31, 2004, it has obtained and evaluated several financing proposals and is in the process of negotiating with the institutional lender selected as a result of this process to refinance amounts outstanding under these credit facilities. However, if Horizon does not collect its Pemex claim and is unable to obtain financing on acceptable terms, it will need to obtain an extension from its existing lenders.

Horizon and its subsidiaries provide marine construction services for the offshore oil and gas industry in the U.S. Gulf of Mexico, West Africa, Southeast Asia, and Latin America. The company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas and other subsea production systems, and the installation and disassembling of production platforms.

This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: Pemex's approval of claims and the outcome of related settlement agreements; Horizon's ability to manage liquidity and financing requirements pending the collection of receivables and claims from Pemex; expected loan noncompliance and the need for additional financing; industry conditions and volatility; prices of oil and gas; the company's ability to realize a deferred tax benefit from the impairmant of assets; the company's ability to obtain new projects and the timing of new projects; changes in competitive factors; and other material factors that are described from time to time in the company's filing with the Securities and Exchange Commission.

Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.